Exhibit 5.1

[Stradling Yocca Carlson & Rauth Letterhead]

February 24, 2003

Fidelity National Financial, Inc.
17911 Von Karman Avenue, Suite 300
Irvine, California 92614

Re:	Registration Statement of Form S-4 (File No. 333-103067)

Dear Ladies and Gentlemen:

     At your request, we have examined the form of Registration Statement on Form S-4 (File No. 333-103067) (as amended, the “Registration Statement”) being filed by Fidelity National Financial, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on February  24, 2003, in connection with the registration under the Securities Act of 1933, as amended, of up to 4,495,417 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company, to be issued by the Company to the former shareholders of ANFI, Inc., a California corporation (“ANFI”), upon consummation of the merger (the “Merger”) of ANFI with and into ANFI Merger Sub, Inc., a California corporation and wholly-owned subsidiary of the Company (“Merger Sub”), with Merger Sub emerging as the surviving entity and wholly-owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger, dated as of January 9, 2003, by and among the Company, ANFI and Merger Sub, as amended by the First Amendment to Agreement and Plan of Merger, dated as of February  21, 2003, by and among the Company, ANFI and Merger Sub (collectively, the “Merger Agreement”).

     We have examined the proceedings heretofore taken, and are familiar with the additional proceedings proposed to be taken, by the Company in connection with the authorization and issuance of the Shares.

     Based upon such examination, and subject to compliance with applicable state securities and “blue sky” laws, it is our opinion that the Shares, when issued upon consummation of the Merger in accordance with the terms of the Merger Agreement and in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the proxy statement/prospectus, which is a part of the Registration Statement.

Very truly yours,

/s/ Stradling Yocca Carlson & Rauth STRADLING YOCCA CARLSON & RAUTH